EX-99.B11-wrconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 9 to Registration Statement No. 33-45961 of our reports dated May 7, 1997 and October 31, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which also are a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
January 28, 1998